                                                                    Exhibit 10.5

                          SENIOR MANAGEMENT AGREEMENT
                          ---------------------------
                                   (Wheeler)

          THIS SENIOR MANAGEMENT AGREEMENT (this "Agreement") is made as of May
                                                  ---------
14, 1999, between E2Enet.com, Inc. a Delaware corporation (the "Company"), and
                                                                -------
Michael Wheeler ("Executive").
                  ---------

          The parties hereto agree as follows:

     1.   Employment. The Company agrees to employ Executive and Executive
          ----------
accepts such employment for the period beginning as of the date hereof and ending on the second anniversary of the date hereof or upon Executive's earlier separation pursuant to Section 1(d) hereof (the "Employment Period"); provided,
                       ------------              -----------------
however, that the Employment Period shall automatically be renewed for an additional two year period commencing on the second anniversary of the date hereof unless either the Company or the Executive gives the other at least 60 days written notice prior to the Expiration of the Employment Period of its desire to terminate this Agreement.

          (a) Position and Duties. During the Employment Period, Executive
              -------------------
shall serve as the Senior Vice President of the Company and shall have the normal duties, responsibilities and authority of the Senior Vice President, subject to the power of the Company's President and Chief Executive Officer
(the "CEO") or Chairman or the Company's Board of Directors (the "Board") to
                                                                  -----
reasonably expand or limit such duties, responsibilities and authority and to override actions of the Senior Vice President. Executive shall report to the CEO and the Board and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company and its Subsidiaries. On or before the IPO Date (as defined below), the Company shall cause the Executive to be elected as a member of the Board to remain as a Director during the Employment Period or until a successor has been duly appointed or elected in accordance with the by-laws of the Company. Executive's principal place of employment shall be in the New York City metropolitan area, subject to such reasonable travel as the rendering of the services hereunder may require. Notwithstanding the foregoing provisions of this Section 1(a) and subject to the limitations contained in Section 3(a) of this Agreement, the
                                        ------------
Executive may participate in charitable, civic, political, social, trade, or other non-profit organizations to the extent such participation does not materially interfere with the performance of his duties hereunder, and may, with the consent of the Board, serve as a non-management director of business corporations (or in a like capacity in other for-profit organizations) so long as it does not materially interfere with the Executive's obligations hereunder.

          (b) Salary, Bonus and Benefits. Commencing on the earlier of (i) the
              --------------------------
effective date (the "IPO Date") of the Company's initial public offering
                     --------
pursuant to an underwritten registration statement on Form S-1 declared effective by the Securities and Exchange Commission (the "IPO"), if any, or (ii)
                                                          ---
that date on which the Board passes a resolution (based on the prior receipt of the approval of a majority of the Company's shareholders) to commence compensating the Executive in accordance with the terms of this Section 1(b) notwithstanding that the IPO
                                     ------------
Date has not theretofore occurred, the Company will pay Executive a base salary of $215,000 per annum, payable on a bi-weekly basis or in accordance with the Company's normal payroll practices (the "Annual Base Salary"), subject to any
                                        --------------------
annual increase during the Employment Period as determined by the Board based upon the Company's achievements of budgetary and other objectives to be set by the Board and communicated to the Executive within ninety (90) days of the date hereof but no later than thirty (30) days after the IPO Date and as revised thereafter on or about the commencement of each fiscal year of the Company and in connection with the budget process for each fiscal year of the Company. Executive shall also receive a monthly automobile (or car lease) allowance of seven hundred and fifty dollars ($750.00). In addition, Executive shall be eligible to receive an annual bonus (commencing with the Company's fiscal year ending December 31, 1999) of up to fifty percent (50%) of the Annual Base Salary based upon the Company's achievement of budgetary and other objectives set by the Board. Executive's Annual Base Salary and bonus for any partial year will be prorated based upon the number of days elapsed in such year. In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the Board and made available to the Company's senior executives, including four (4) weeks vacation time per annum, contributory and non-contributory Company welfare and benefit plans, medical, death benefit, disability and life insurance plans and reimbursement of reasonable business expenses.

          (c) Issuance of Stock and Stock Options. Executive shall also be
              -----------------------------------
eligible to purchase 345,000 shares of the Company's common stock (the "Common
                                                                        ------
Stock") at a purchase price of $0.01 per share (an aggregate purchase price of
-----
$3,450). The Executive shall pay the purchase price for such 345,000 shares of Common Stock by paying cash therefor or by issuing a note to the Company with the Board's consent. In addition, Executive shall also receive options (which options shall be incentive stock options to the extent possible under applicable law) for the purchase of 275,000 shares of the Common Stock upon implementation of the Company's employee stock option plan on the IPO Date at a price no greater than the IPO offering price. The options will vest as follows: the first 1/4 of the options (or 68,750 options) will vest on the first anniversary of the IPO Date. The remaining 3/4 of the options (or 206,250 options) shall vest at the rate of 1/36 per month thereafter (or 5,729.17 options per month). All options granted in accordance with the foregoing provisions of this Agreement shall be fully vested no later than the fourth anniversary of the IPO Date. Executive will be eligible for grants of additional options during the Employment Period approved by the Board based on Executive's and the Company's performance. All shares and options issued to Executive shall be made through stock purchase agreements or options agreements, as appropriate, based on the Company's standard form for its executives.

          (d) Separation.
              ----------

               (i) Pre-IPO Separation. In the event that (y) prior to the IPO
                   ------------------
Date, Executive resigns (whether or not for Good Reason) or is disabled or dies or Executive's employment is terminated by the Board (with or without Cause), or
(z) the IPO Date has not occurred on or prior to December 31, 1999 (in either case, a "Pre-IPO Separation"), the Employment Period shall terminate upon any
         ------------------
such event and Executive shall not be entitled to any severance or other separation payments or benefits under this Agreement .

              (ii) Post-IPO Separation. Following the IPO Date, Executive's
                   -------------------
employment by the Company during the Employment Period will continue until Executive's resignation at any time or until Executive's disability or death or until the Board terminates Executive's employment at any time during the Employment Period, as follows:

                   (A) Effective Date of Separation. If the Employment
                       ----------------------------
     Period is terminated by the Executive without Good Reason, then the termination will be effective sixty (60) days after the date of delivery of written notice of termination. If the Employment Period is terminated by the Board without Cause or by the Executive with Good Reason, then the termination will be effective thirty (30) days after the date of delivery of written notice of termination. If the Employment Period is terminated by the Board with Cause, termination will be effective as of the date of notice of termination.

                   (B) Separation With Cause or Not For Good Reason. If the
                       --------------------------------------------
     Employment Period is terminated by the Board with Cause or by the Executive without Good Reason, then the Executive shall be entitled to only receive his Annual Base Salary, bonuses and his fringe benefits pro rated through the effective date of termination.

                   (C) Separation Without Cause or For Good Reason. If the
                       -------------------------------------------
     Employment Period is terminated by the Board without Cause or by the Executive with Good Reason, then (1) all options granted to the Executive as of the date thereof shall vest immediately and (2) the Executive shall be entitled to receive on such effective date of termination (x) a pro rata bonus payment through the date of termination equal to the pro rated portion of the greater of (i) the prior year's annual bonus received by the Executive or (ii) $107,500 provided, however, that for the period commencing on the date hereof and ending on December 31, 1999, the Executive shall be entitled to a pro rata share of an annual bonus of one hundred seven thousand and five hundred dollars ($107,500), (y) his Annual Base Salary then in effect for a period equal to the longer of the unexpired Employment

     Period (not including any renewals thereof) or twelve (12) months and in accordance with normal payroll practices and (z) his life, medical and disability insurance benefits, if any, for one year from the effective date of such termination, and with respect to subclauses (2)(x), (y) and (z)
                                              ---------- ------- ---     ---
     hereof, with no duty to mitigate. Subject to the requirement of applicable law, in the event of a separation without Cause or for Good Reason, the Executive shall have a period of one year in which to exercise options acquired hereunder.

                   (D) Separation Due to Death. If the Employment Period is
                       -----------------------
     terminated due to death of the Executive, then all options to acquire shares issued to the Executive as of the date hereof shall vest immediately and the Executive's heirs, executors, administrators, conservators or personal representatives (in such capacity) of Executive (the "Executive's Estate") shall be entitled to receive (1) the Annual Base Salary through the next full calendar month following the month in which the Executive died, (2) medical insurance and disability insurance benefits, if any, and
     (3) a pro rata bonus payment through the date of death if more than six months of the current fiscal year have passed. Subject to the requirement of applicable law, in the event of a separation due to death, the Executive's Estate shall have a period of six (6) months in which to exercise options acquired hereunder.

                   (E) Separation Due to Disability. If the Employment
                       ----------------------------
     Period is terminated due to Disability, then the Annual Base Salary, pro-rated annual bonus, medical insurance and disability insurance will be continued until the last day of the six-month period following the termination date due to a Disability; provided, however, that such Annual Base Salary shall be reduced by the amount of any disability income payments made to the Executive during such six-month period from any insurance or other policies provided by the Company; and, provided, further, however, that option vesting as provided in Section 1(c) above
                                                          ------------
     shall continue during the six-month period following the termination date due to a Disability, and subject to applicable law, in the event of a separation due to Disability, the Executive shall have a period of three
     (3) months following the end of such additional six-month vesting period (i.e., a total of nine (9) months following the termination date due to a Disability) in which to exercise options acquired hereunder.

     2.   Confidential Information.
          ------------------------

          (a) Executive acknowledges that the Company is engaged in the business of and in actively investing in, creating, managing and providing management services to its Subsidiaries and other Internet, Internet-related, interactive media business and technology companies and/or businesses

(collectively, the "Business"). Executive further acknowledges that the Business
                    --------
and its continued success depend upon the use and protection of a large body of confidential and proprietary information, and that he holds a position of trust and confidence by virtue of which he necessarily possesses, has access to and, as a consequence of his signing this Agreement, will continue to possess and have access to, highly valuable, confidential and proprietary information of the Company and its Subsidiaries not known to the public in general, and that it would be improper for him to make use of this information for the benefit of himself and others. All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as "Confidential Information." This includes, without specific limitation,
    ------------------------
information relating to the nature and operation of the Business or any other business conducted by the Company's Subsidiaries (the "Subsidiary Business"),
                                                       -------------------
the persons, firms and corporations which are customers or active prospects of the Company or the Subsidiary Business during Executive's employment by the Company, the Company's and the Subsidiary Business' development, transition and transformation plans, methodology and methods of doing business, strategic, acquisition, marketing and expansion plans, including plans regarding planned and potential acquisitions and sales, financial and business plans, employee lists, numbers and location of sales representatives, new and existing programs and services (and those under development), prices and terms, customer service, integration processes requirements, costs of providing service, support and equipment and equipment maintenance costs. Confidential Information shall not include any information that has become generally known to and available for use by the public other than as a result of Executive's improper acts or omissions.

          (b) Disclosure of any Confidential Information of the Company shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) Executive shall have made reasonable attempts to first have given prompt notice to the Company of any such possible or prospective order (or proceeding pursuant to which any such order may result) and (ii) Executive shall afford the Company a reasonable opportunity to prevent or limit any such disclosure (if same is reasonably possible under the circumstances).

          (c) During the Employment Period and for a period of two (2) years thereafter, Executive will preserve and protect as confidential all of the Confidential Information known to Executive or at any time in Executive's possession. In addition, during the Employment Period and at all times thereafter, Executive will not disclose to any unauthorized person or use for his own account any of such Confidential Information without the Board's written consent. Executive agrees to deliver to the Company at a separation for any reason, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) containing or otherwise relating to any of the Confidential Information (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control. Executive acknowledges that all such memoranda, notes, plans, records, reports and other documents are and at all times will be and remain the property of the Company.

          (d) Executive will fully comply with any agreement reasonably required by any of the Company's Subsidiaries, business partners, suppliers or contractors with respect to the protection of the confidential and proprietary information of such entities, all to the extent not inconsistent with Executive's obligations under this Agreement.

     3.   Noncompetition and Nonsolicitation. Executive acknowledges that in the
          ----------------------------------
course of his employment with the Company he will become familiar with the Confidential Information concerning the Company and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company. Executive agrees that the Company has a protectable interest in the Confidential Information acquired by Executive during the course of his employment with the Company. Therefore, Executive agrees that:

          (a) Noncompetition. Subject to paragraph (d) below, so long as
              --------------             -------------
Executive is employed or affiliated with the Company or any Subsidiary and for an additional one (1) year thereafter (the "Noncompete Period"), he shall not,
                                            -----------------
anywhere in the United States, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in the Business; provided, however, that notwithstanding the foregoing, Executive may (i) be the owner, directly or indirectly, of less than five percent (5%) of the outstanding capital stock of any publicly traded corporation engaged in the Business, (ii) participate in or own interests in mutual funds that invest in Internet-related and interactive-media businesses, and (iii) serve as an independent director of a public company following notice to and approval by the Board (which shall not be unreasonably withheld).

          (b) Nonsolicitation. During the Noncompete Period, Executive shall
              ---------------
not directly or indirectly through another entity (i) knowingly induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere in a deleterious manner with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) knowingly hire any person who was an employee of the Company or any of its Subsidiaries within 180 days prior to the time such employee was hired by the Executive, (iii) knowingly induce or attempt to induce any owner of a site location, customer, supplier, licensee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiary or in any way interfere with the relationship between any such site location, customer, supplier, licensee or business relation and the Company or any of its Subsidiaries or (iv) knowingly directly or indirectly acquire or attempt to acquire an interest in any business entity relating to the business of the Company or any of its Subsidiaries and with which, to Executive's knowledge, the Company or any of its Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or any of its Subsidiaries in the one-year period immediately preceding a separation.

          (c) Exception. Notwithstanding anything to the contrary in this
              ---------
Agreement, the provisions of paragraph (a) of this Section 3 shall not apply to
                                                   ---------
restrict Executive's ability to compete against the Business during the Noncompete Period where the following three statements are true: (i) a Pre-IPO Separation has occurred under Section 1(d)(i), (ii) Executive has not, prior to
                              ---------------
such separation, received any compensation from the Company under Section 1(b),
                                                                  ------------
and (iii) the Internet or interactive media business (a "Competing Business") in
                                                         ------------------
which Executive wishes to directly or indirectly own, manage, control, participate in, consult with, render services for or otherwise engage in a business which (A) Executive was the primary referral source for such Competing Business to the Company and (B) the Company did not invest, or has expressed its decision not to invest in, the Competing Business, in either case due to lack of readily available capital to make such an investment.

          (d) Enforcement. If, at the time of enforcement of Section 2 or
              -----------                                    ---------
Section 3 of this Agreement, a court holds that the restrictions stated herein
---------
are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of Section 2 or Section 3 of this Agreement, the Company or
                     ---------    ---------
any of its successors or assigns shall, in addition to other rights and remedies existing in its favor, be entitled to specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of Section 2 or Section 3 from any court of competent jurisdiction.
   ---------    ---------

          (e) Additional Acknowledgments. Executive acknowledges that the
              --------------------------
provisions of this Section are in consideration of: (i) employment with the Company and (ii) additional good and valuable consideration as set forth in this Agreement. Executive expressly agrees and acknowledges that the restrictions contained in Sections 2 and Section 3 do not preclude Executive from earning a
             ----------     ---------
livelihood, nor does it unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Company of its non-enforcement outweighs any harm to the Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of the Confidential Information. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

     4.   Executive's Representations and Warranties. Executive represents and
          ------------------------------------------
warrants that he has full right and authority to enter into this Agreement and fully perform his obligations hereunder, that he is not subject to any non-competition agreement that would prevent or restrict him in any way from rendering the services hereunder anywhere in the world, and that his past, present and anticipated future activities have not and will not infringe on the proprietary rights of others. Executive further represents and warrants that he is not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency which would conflict with his obligation to use his best efforts to promote the interests of the Company or which would conflict with the Company's business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as an officer, director or employee by Executive, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which Executive is now obligated.

                              GENERAL PROVISIONS

     5.   Definitions.
          -----------

          "Cause" means (i) the commission of a felony or a crime involving
           -----
moral turpitude or the intentional commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct which brings the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties of the office held by Executive as reasonably directed by the Board not cured within ten (10) business days after written notice thereof, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries; (v) any intentional breach of Section 2 or Section 3 of this Agreement by Executive
                          ---------    ---------
not cured within ten (10) business days after written notice thereof from the Company or (vi) a material breach of any of the Executive's representations and warranties contained in Section 4 above not cured within fifteen (15) days after
                        ---------
receipt of written notice by the Executive. Any election by the Company not to renew the Employment Period on the second anniversary of the date hereof shall be deemed to be a termination by the Company without Cause. The failure of the Company or the Executive to achieve budgetary or other operational objectives established by the Board of Directors shall not in and of itself constitute Cause.

          "Disability" means any disability as defined under the Company's
           ----------
applicable insurance policy, or in the absence of such policy, any physical or mental disability or incapacity that renders the Executive incapable of performing the services required of him in accordance with the obligations of

Section 1 of this Agreement for a continuous period of at least four (4) months
---------
or for such shorter periods that when aggregated exceed six (6) months in any twelve (12) month period. Any dispute as to the Executive's Disability shall be referred to and resolved by a licensed physician selected and approved by the Company and the Executive.

          "Good Reason" means (i) Executive's resignation within 30 days after
           -----------
his discovery of any material breach of this Agreement by the Company which is not cured within ten (10) business days after written notice thereof from Executive, (ii) without Executive's written consent, any requirement by the Company to move Executive's place of business from the New York City metropolitan areas in order to perform the services required hereunder or (iii) a material reduction in the Executive's duties, responsibilities or functions contained herein such that the Executive is no longer an executive officer of the Company.

          "Person" means an individual, a partnership, a limited liability
           ------
company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Subsidiary" means any corporation, limited liability company or
           ----------
partnership of which any percentage of the securities (or other equity or ownership interest) having ordinary voting power in electing the board of directors (or board of managers or similar governing body) are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries. The term Subsidiary shall also include any joint venture-type business entity between the Company and any other entity.

     6.   Notices. Any notice provided for in this Agreement must be in writing
          -------
and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

          If to the Company:

                       E2Enet.com, Inc.
                       800 Connecticut Avenue, N.W.
                       Suite 1111
                       Washington, DC 20006
                       Attention: Steven J. Quamme
                                  Senior Vice President
                       Tel: (202) 261-6000
                       Fax: (202) 261-6020

          with a copy to:

                       Hogan & Hartson L.L.P.
                       555 13th Street, N.W.
                       Washington, D.C.  20004
                       Attention: J. Hovey Kemp
                       Tel: (202) 637-5600
                       Fax: (202) 637-5910

          If to the Executive:

                       Michael Wheeler
                       8 Tory Hole Road
                       Darien, CT 06820-6027
                       Tel: (203) 655-8179
                       Fax: (203) 656-2043

          with a copy to:

                       Franklin, Weinrib, Rudell & Vassallo, P.C.
                       488 Madison Avenue
                       New York, NY 10022-5761
                       Attention:  Neil J. Rosini
                       Tel: (212) 935-5500
                       Fax: (212) 308-0642

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     7.   General Provisions.
          ------------------

          (a) Severability. Whenever possible, each provision of this
              ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (b) Complete Agreement. This Agreement, those documents expressly
              ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (c) Counterparts; Facsimile Transmission. This Agreement may be
              ------------------------------------
executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement, and transmitted to the other party by facsimile transmission as evidence of such party's intention to be bound hereby, with originals to be exchanged in due course.

          (d) Successors and Assigns. Except as otherwise provided herein,
              ----------------------
this Agreement shall bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns.

          (e) Choice of Law. All questions concerning the construction,
              -------------
validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (f) Remedies. Each of the parties to this Agreement will be entitled
              --------
to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (g) Amendment and Waiver. The provisions of this Agreement may be
              --------------------
amended and waived only with the prior written consent of the Company and the Executive.

          (h) Business Days. If any time period for giving notice or taking
              -------------
action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's principal place of business is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

          (i) Termination. This Agreement (except for the provisions of
              -----------
Sections 1(a), 1(b) and 1(c)) shall survive a separation and shall remain in
-------------  ----     ----
full force and effect after such separation until any terms contained in any specific provision of this Agreement expires as therein provided.

          (j) Dispute Resolution. Any controversy, claim or dispute arising
              ------------------
out of or relating to this Agreement, the breach thereof, or Executive's employment by the Company shall be settled by arbitration with three arbitrators. The arbitration will be administered by the American Arbitration Association in accordance with its applicable arbitration rules. The arbitration proceeding shall be confidential, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall take place in the Washington, D.C. metropolitan area, or in any other mutually agreeable location. In the event any judicial action is necessary to enforce the arbitration provisions of this Agreement, sole jurisdiction shall be in either Washington, D.C. or New York City. Any request for interim injunctive relief or other provisional remedies or opposition thereto shall not be deemed to be a waiver of the right or obligation to arbitrate hereunder. Subject to the terms of this Section 7(j), the parties waive the right to a jury trial with
              ------------
respect to any controversy or claim between the parties hereto, including those arising out of or relating to this Agreement and any claim based on or arising from an alleged tort .

          (k) Third-Party Beneficiaries. Each party hereto intends that this
              -------------------------
Agreement shall not benefit nor confer any rights or remedies on any Person other than the parties hereto and their respective heirs, successors and legal representatives, provided, however, that each of the Company's Subsidiaries are intended beneficiaries of Executive's applicable covenants and undertakings made hereunder.



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

          IN WITNESS WHEREOF, the parties hereto have executed this Senior Management Agreement on the date first written above.



                              E2Enet.com, Inc.


                              By:  /s/ Steven J. Quamme
                                   --------------------------------------------
                                    Name: Steven J. Quamme
                                    Its: Senior Vice President, Chief Financial
                                         Officer, and Secretary




                              /s/ Michael Wheeler
                              --------------------------------------------
                              Michael Wheeler

                                       13